The Simply Good Foods Company Reports Second Quarter 2018 Financial Results
Denver, CO, April 10, 2018 - The Simply Good Foods Company (NASDAQ: SMPL, SMPL.W) (“Simply Good Foods,” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, today reported financial results for the thirteen and twenty-six week periods ended February 24, 2018.
“I’m pleased with our fiscal second-quarter results as we continued to build on our marketplace momentum, which resulted in a net sales increase of 6.9%, gross margin expansion and solid operating profit growth,” said Joseph E. Scalzo, President and Chief Executive Officer of The Simply Good Foods Company. “Retail takeaway performance continues to be strong and increased 4.7% and 5.1% for the thirteen and twenty-six weeks ended February 24, 2018. While early, fiscal third-quarter marketplace performance is off to a good start giving us confidence in our growth initiatives to create value for our shareholders.”
Results for the Successor Period for the Thirteen Weeks Ended February 24, 2018, and Predecessor Period for the Thirteen Weeks Ended February 25, 2017(1)

•	Successor net sales were $109.3 million and Predecessor net sales were $102.3 million

•	Successor income tax benefit was $26.8 million and Predecessor income tax expense was $2.1 million

•	Successor net income was $41.4 million and Predecessor net income was $3.5 million
In order to present comparable financial information, the Company has also presented supplemental unaudited pro forma financial information for the thirteen weeks ended February 25, 2017, giving effect to the business combination (the “Business Combination”) with Conyers Park Acquisition Corp. (“Conyers Park”) and NCP-ATK Holdings, Inc. (“Atkins”) as if it had occurred on August 28, 2016. All references in this press release section to results for the second quarter ended February 25, 2017, refer to such unaudited pro forma results. The Company believes this pro forma information provides helpful supplemental information with respect to the performance of Simply Good Foods, and particularly the Atkins business, during this period.
Second Quarter 2018 Financial Highlights vs. Second Quarter 2017 Pro-Forma

•	Net sales increased 6.9%, or $7.0 million, to $109.3 million

•	Gross profit margin of 46.0%, an increase of 50 basis points

•	Net income increased to $41.4 million, an increase of $35.0 million, benefiting from changes to tax rates and other one-time gains

•	Earnings per diluted share (“EPS”) of $0.56, an increase of $0.47 per fully diluted share

•	Adjusted EBITDA(2) increased 3.9%, to $18.8 million.
(All comparisons above are with respect to the Predecessor's pro forma thirteen week period ended February 25, 2017)

________________________________________
(1) On July 7, 2017, the Company completed the Business Combination between Atkins and Conyers Park, and as a result of the Business Combination, both Conyers Park and Atkins became wholly-owned subsidiaries of Simply Good Foods. Pursuant to GAAP and SEC requirements and the application of acquisition accounting, the Company's consolidated financial results are presented: (i) as of and for the thirteen weeks ended February 24, 2018 (Successor); and (ii) as of and for the thirteen weeks ended February 25, 2017 (Predecessor). All references to “Successor” refers to Simply Good Foods, and all references to “Predecessor” refers to Atkins prior to the Business Combination.
(2) Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measure and Related Information” and “Reconciliation of Adjusted EBITDA” in this press release for an explanation and reconciliations of this non-GAAP financial measure.

Net sales increased $7.0 million, or 6.9%, to $109.3 million driven by organic sales growth of 5.8%, and the acquisition of Wellness Foods, Inc., and its Simply Protein brand, which added a 1.1% increase to net sales.
Gross profit was $50.3 million for the second quarter of 2018, an increase of $3.7 million or 7.9%. Gross profit margin was 46.0% compared to 45.5% for the pro forma thirteen weeks ended February 25, 2017 due to a reduction in supply chain costs.
Net income increased $35.0 million, to $41.4 million primarily due to a one-time gain related to the re-measurement of deferred tax liabilities of $29.0 million, a $4.7 million gain in the fair value of the Tax Receivable Agreement, as well as improvement in gross profit. This was partially offset by slightly higher distribution costs and $1.9 million in business transaction costs related to the secondary offering in February and acquisition due diligence costs. Additionally, as planned, selling expense increased driven by higher levels of in-store advertising and on-line marketing investment, and a 5.0% increase in general and administrative expenses as a result of public company costs.
Adjusted EBITDA, a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, increased 3.9% to $18.8 million.
(All comparisons above are with respect to the Predecessor's pro forma thirteen week period ended February 25, 2017)

Results for the Successor Period for the Twenty-Six Weeks Ended February 24, 2018, and Predecessor Period for the Twenty-Six Weeks Ended February 25, 2017(3)

•	Successor net sales were $215.9 million and Predecessor net sales were $202.1 million

•	Successor income tax benefit was $20.3 million and Predecessor income tax expense was $7.0 million

•	Successor net income was $51.6 million and Predecessor net income was $10.3 million
In order to present comparable financial information, the Company has also presented supplemental unaudited pro forma financial information for the twenty-six weeks ended February 25, 2017, giving effect to the business combination (the “Business Combination”) with Conyers Park Acquisition Corp. (“Conyers Park”) and NCP-ATK Holdings, Inc. (“Atkins”) as if it had occurred on August 28, 2016. All references in this press release section to results for the twenty-six weeks ended February 25, 2017, refer to such unaudited pro forma results. The Company believes this pro forma information provides helpful supplemental information with respect to the performance of Simply Good Foods, and particularly the Atkins business, during this period.
Year-to-Date Second Quarter 2018 Financial Highlights vs. Year-to-Date Second Quarter 2017 Pro-Forma

•	Net sales increased 6.8%, or $13.8 million, to $215.9 million

•	Gross profit margin of 47.7%, an increase of 60 basis points

•	Net income increased to $51.6 million, an increase of $36.1 million, benefiting from changes to tax rates and other one-time gains

•	Earnings per diluted share (“EPS”) of $0.71, an increase of $0.50 per fully diluted share

•	Adjusted EBITDA increased 5.3%, to $42.5 million.
(All comparisons above are with respect to the Predecessor's pro forma twenty-six week second quarter ended February 25, 2017)

________________________________________
(3) On July 7, 2017, the Company completed the Business Combination between Atkins and Conyers Park, and as a result of the Business Combination, both Conyers Park and Atkins became wholly-owned subsidiaries of Simply Good Foods. Pursuant to GAAP and SEC requirements and the application of acquisition accounting, the Company's consolidated financial results are presented: (i) as of and for the twenty-six weeks ended February 24, 2018 (Successor); and (ii) as of and for the twenty-six weeks ended February 25, 2017 (Predecessor). All references to “Successor” refers to Simply Good Foods, and all references to “Predecessor” refers to Atkins prior to the Business Combination.

Net sales increased $13.8 million, or 6.8%, to $215.9 million driven by organic sales growth of 4.9%, and the acquisition of Wellness Foods, Inc., and its Simply Protein brand, which added a 1.9% increase to net sales.
Gross profit was $103.0 million for the twenty-six weeks ended February 24, 2018, an increase of $7.7 million or 8.1%. Gross profit margin was 47.7% compared to 47.1% for the pro forma thirteen weeks ended February 25, 2017 due to a reduction in supply chain costs and favorable product mix.
Net income increased $36.1 million to $51.6 million primarily due to a one-time gain related to the re-measurement of deferred tax liabilities of $29.0 million, a $4.7 million gain in the fair value of the Tax Receivable Agreement, as well as improvement in gross profit. This was partially offset by slightly higher distribution costs and $1.9 million in business transaction costs related to the secondary offering in February and acquisition due diligence costs, a 7.3% increase in selling expense, and a 10.8% increase in general and administrative expenses as a result of public company costs and the addition of Wellness Foods acquired in December 2016.
Adjusted EBITDA, a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, increased 5.3% to $42.5 million.
(All comparisons above are with respect to the Predecessor's pro forma twenty-six week period ended February 25, 2017)
Balance Sheet and Cash Flow
As of February 24, 2018, the Company had cash and cash equivalents of $79.0 million and $199.5 million in outstanding principal of the term loan, resulting in a trailing twelve month pro forma combined Net Debt to Adjusted EBITDA ratio of 1.6x. The Company also has a $75.0 million revolving line of credit available for borrowing which is not currently being utilized, with no borrowings outstanding as of February 24, 2018.
Tax Cuts and Jobs Act
On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The change in the tax law is partially effective in our current 2018 fiscal year and will be fully effective in our 2019 fiscal year. The Tax Act, among other things, reduces the top U.S. federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and creates new taxes on certain foreign sourced earnings.

Due to the complexities involved in accounting for the Tax Act, the U.S. Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") 118 requires that the Company include in its financial statements the reasonable estimate of the impact of the Tax Act on earnings to the extent such reasonable estimate has been determined. The Company is allowed a measurement period of up to one year after the enactment date to finalize the recording of the related tax impacts. As of February 24, 2018, we have not completed our accounting for the tax effects of enactment of the Tax Act; however, as described below, we have made a reasonable estimate of the effects on our existing deferred tax balances and the one-time transition tax. In other cases, we have not been able to make a reasonable estimate and continue to account for those items based on our existing accounting under ASC 740, Income Taxes, and the provisions of the tax laws that were in effect immediately prior to enactment. For the items for which we were able to determine a reasonable estimate, we recognized a provisional gain of $29.0 million, which is included as a component of Income tax (benefit) expense in the accompanying Condensed Consolidated Statements of Operations and Comprehensive Income. While our Tax Act assessment is provisional, we do not anticipate material changes.

The Tax Act reduces the corporate federal tax rate to 21%, effective January 1, 2018. As of February 24, 2018, we have recorded a provisional decrease to our deferred tax liabilities, with a corresponding net adjustment to deferred income tax benefit of $29.0 million. While we are able to make a reasonable estimate of the impact of the reduction in corporate rate, it may be affected by other analyses related to the Tax Act, including, but not limited to, our calculation of deemed repatriation of deferred foreign income and the state tax effect of adjustments made to federal temporary differences.

Outlook
Simply Good Foods reaffirms its net sales outlook for fiscal year 2018, and expects it to increase within its previously stated long-term target of 4% to 6% growth. The recently passed Tax Act will have a favorable impact on net income, earnings per share-diluted and cash flow. The Company will re-invest a portion of this benefit in:

•
Incremental strategic investments in marketing and brand building initiatives to drive growth that will enable the Company to finish the year strong and ensure marketplace momentum continues into fiscal 2019;

•	Investment in organizational capabilities in key functions and process that positions the Company for further growth and future compliance requirements; and

•	A $1,000 bonus for all employees below the director level.
Combined with the previously mentioned public company expense of $2.0 million, the Company expects Adjusted EBITDA growth rate to be slightly lower than net sales growth rate in fiscal 2018.

Conference Call and Webcast Information
The Company will host a conference call with members of the executive management team to discuss these results today, Tuesday, April 10, 2018 at 6:30 a.m. Mountain time (8:30 a.m. Eastern time).  Investors interested in participating in the live call can dial 877-407-0792 from the U.S. and International callers can dial 201-689-8263.
In addition, the call and accompanying presentation slides will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company's website at http://www.thesimplygoodfoodscompany.com. The webcast will be archived for 30 days. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, April 24, 2018, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 13677712.

About The Simply Good Foods Company
The Simply Good Foods Company is the company created by the business combination of Conyers Park Acquisition Corp., with executive founders Jim Kilts and Dave West, long-time business leaders in the consumer products sector, and NCP-ATK Holdings, Inc. Today, our highly-focused product portfolio consists primarily of nutrition bars, ready-to-drink shakes, snacks and confectionery products marketed under the Atkins®, SimplyProtein®, Atkins Endulge®, and Atkins Harvest Trail brand names. Simply Good Foods will look to expand its platform through investment opportunities in the snacking space and broader food category. Over time, Simply Good Foods aspires to become a portfolio of brands that bring simple goodness, happiness and positive experiences to consumers and their families. For more information, please visit https://www.thesimplygoodfoodscompany.com.

Forward Looking Statements
Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “aspire”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding future plans for the Company, the estimated or anticipated future results and benefits of the Company’s future plans and operations, future opportunities for the Company, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which the Company operates including general financial, economic, regulatory and political conditions affecting the industry in which the Company operates; changes in consumer preferences and purchasing habits; the availability of or competition for other brands, assets or other opportunities for investment by the Company or to expand the Company’s business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Non-GAAP Financial Measure and Related Information
This communication includes Adjusted EBITDA, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines Adjusted EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization with further adjustments to exclude the following items: stock-based compensation and warrant expense, transaction costs and IPO readiness costs, restructuring costs, management fees, frozen media licensing fees, transactional exchange impact, change in fair value of contingent consideration - TRA liability, business transaction costs, and other non-core expenses. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted EBITDA are appropriate to provide additional information to investors and reflects more accurately operating results of the on-going operations. Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in calculation. The Company's management believes that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. You should review the reconciliation of the Company's non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release, and not rely on any single financial measure to evaluate the business.

Investor Contacts
Mark Pogharian
Vice President, Investor Relations, Treasury and Business Development
The Simply Good Foods Company
717-307-8197
mpogharian@thesimplygoodfoodscompany.com

Katie Turner/ Rachel Perkins
ICR
646-277-1228
Katie.turner@icrinc.com
Rachel.perkins@icrinc.com

The Simply Good Foods Company and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands, except share data)

	February 24, 2018	August 26, 2017
Assets	(Successor)	(Successor)
Current assets:
Cash and cash equivalents	$79,010	$56,501
Accounts receivable, net	41,355	37,181
Inventories	25,813	29,062
Prepaid expenses	4,025	2,904
Other current assets	11,294	8,263
Total current assets	161,497	133,911

Long-term assets:
Property and equipment, net	2,289	2,105
Intangible assets, net	315,896	319,148
Goodwill	471,427	465,030
Other long-term assets	2,294	2,294
Total assets	$953,403	$922,488

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12,322	$14,859
Accrued interest	547	561
Accrued expenses and other current liabilities	16,779	15,042
Current portion of TRA liability	3,017	2,548
Current maturities of long-term debt	714	234
Total current liabilities	33,379	33,244

Long-term liabilities:
Long-term debt, less current maturities	191,522	191,856
Long-term portion of TRA liability	24,273	23,127
Deferred income taxes	52,517	75,559
Total liabilities	301,691	323,786
See commitments and contingencies (Note 8)

Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 70,582,573 and 70,562,477 issued and outstanding, respectively	706	706
Additional paid-in-capital	612,336	610,138
Retained Earnings (accumulated deficit)	39,451	(12,161)
Accumulated other comprehensive (loss) income	(781)	19
Total stockholders' equity	651,712	598,702
Total liabilities and stockholders' equity	$953,403	$922,488

The Simply Good Foods Company and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
(Unaudited, dollars in thousands, except share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	February 24, 2018	February 25, 2017	February 24, 2018	February 25, 2017
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Net sales	$109,347	$102,308	$215,934	$202,111
Cost of goods sold	59,090	55,735	112,920	106,826
Gross profit	50,257	46,573	103,014	95,285

Operating Expenses:
Distribution	5,391	4,960	10,208	9,329
Selling	4,975	3,978	8,878	8,271
Marketing	10,056	10,030	19,906	19,236
General and administrative	12,711	11,768	24,790	21,699
Depreciation and amortization	1,948	2,474	3,882	4,927
Business transaction costs	1,877	—	1,877	—
Gain in fair value change of contingent consideration - TRA liability	(3,668)	—	(3,026)	—
Other expense	184	58	430	58
Total operating expenses	33,474	33,268	66,945	63,520

Income from operations	16,783	13,305	36,069	31,765

Other income (expense):
Change in warrant liabilities	—	(1,119)	—	(397)
Interest expense	(3,093)	(6,566)	(6,112)	(13,629)
Gain (loss) on foreign currency transactions	601	(108)	956	(718)
Other income	312	22	398	199
Total other expense	(2,180)	(7,771)	(4,758)	(14,545)

Income before income taxes	14,603	5,534	31,311	17,220
Income tax (benefit) expense	(26,791)	2,071	(20,301)	6,970
Net income	$41,394	$3,463	$51,612	$10,250

Other comprehensive income:
Foreign currency translation adjustments	(101)	113	(800)	416
Comprehensive income	$41,293	$3,576	$50,812	$10,666

Earnings per share from net income:
Basic	$0.59		$0.73
Diluted	$0.56		$0.71
Weighted average shares outstanding:
Basic	70,582,573		70,576,744
Diluted	73,832,207		72,605,705

The Simply Good Foods Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, dollars in thousands)

	Twenty-Six Weeks Ended
	February 24, 2018	February 25, 2017
	(Successor)	(Predecessor)
Operating activities
Net income	$51,612	$10,250
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,882	4,927
Amortization of deferred financing costs and debt discount	645	983
Stock compensation expense	1,967	1,063
Change in warrant liabilities	—	397
Gain in fair value change of contingent consideration - TRA liability	(3,026)	—
Unrealized (gain) loss on foreign currency transactions	(956)	718
Deferred income taxes	(23,398)	(1,369)
Loss on disposal of property and equipment	72	—
Changes in operating assets and liabilities:
Accounts receivable, net	(4,672)	1,584
Inventories	3,284	6,474
Prepaid expenses	(909)	(51)
Other current assets	(2,346)	(3,345)
Accounts payable	(2,601)	(6,050)
Accrued interest	(15)	49
Accrued expenses and other current liabilities	1,726	3,748
Other	86	9
Net cash provided by operating activities	25,351	19,387

Investing activities
Purchases of property and equipment	(886)	(284)
Acquisition of business, net of cash acquired	(1,757)	(21,039)
Net cash used in investing activities	(2,643)	(21,323)

Financing activities
Proceeds from option exercises	—	109
Cash received from warrant exercises	231	—
Principal payments of long-term debt	(500)	(3,586)
Net cash used in financing activities	(269)	(3,477)
Cash and cash equivalents
Net increase in cash	22,439	(5,413)
Effect of exchange rate on cash	70	(162)

Cash at beginning of period	56,501	78,492
Cash and cash equivalents at end of period	$79,010	$72,917

Supplemental Unaudited Pro Forma Combined Thirteen Week Period Ended February 25, 2017

The following unaudited pro forma financial information has been prepared from the perspective of Atkins and its thirteen week quarter ended February 25, 2017. The unaudited pro forma income statement presents the historical consolidated statement of operations of Atkins for the thirteen weeks ended February 25, 2017, giving effect to the Business Combination as if it had occurred on August 28, 2016.

The unaudited pro forma financial statements give effect to the Business Combination in accordance with the acquisition method of accounting for business combinations. The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma financial information is for illustrative purposes only. The financial results may have been different if the Business Combination actually been completed sooner. You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have been achieved if the Business Combination been completed as of the beginning of fiscal 2017.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Pro Forma Thirteen Week Period Ended February 25, 2017
(In thousands)

	Unaudited Historical (i)			Pro Forma
	(Predecessor)			Unaudited
	Thirteen Weeks Ended	Pro Forma Adjustments		Thirteen Weeks Ended
(in thousands)	February 25, 2017			February 25, 2017
Net sales	$102,308	$—		$102,308
Cost of goods sold	55,735	—		55,735
Gross profit	46,573	—		46,573

Operating Expenses:
Distribution	4,960	—		4,960
Selling	3,978	—		3,978
Marketing	10,030	—		10,030
General and administrative	11,768	335	ii	12,103
Depreciation and amortization	2,474	(560)	iii	1,914
Other expense	58	—		58
Total operating expenses	33,268	(225)		33,043

Income from operations	13,305	225		13,530

Other income (expense):
Change in warrant liabilities	(1,119)	1,119	iv	—
Interest expense	(6,566)	3,709	v	(2,857)
Gain (loss) on foreign currency transactions	(108)	—		(108)
Other income	22	—		22
Total other expense	(7,771)	4,828		(2,943)

Income before income taxes	5,534	5,053		10,587
Income tax (benefit) or expense	2,071	2,121	vi	4,192
Net income	$3,463	$2,932		$6,395

Other Financial Data (Unaudited):
Adjusted EBITDA (vii)	$18,109			$18,109

i. The amounts presented represent the Predecessor’s historical GAAP results of operations.
ii. The adjustment represents the incremental stock-based compensation expense under the new Simply Good Foods omnibus incentive plan.
iii. The adjustment reflects the difference in the intangible asset amortization expense associated with the allocation of purchase price to intangible assets due to the Business Combination. The amortization expense decreased as more indefinite lived intangible assets were identified for the successor entity than the predecessor entity. The amount of amortizable intangible assets identified in the Business Combination decreased from $125.8 million to $88.0 million.

iv. Simply Good Foods warrants are not liabilities and are accounted for as equity warrants. To make the periods comparable the adjustment represents the corresponding reversal of the predecessor fair value adjustment of expense.

v. The adjustment represents the expected interest expense associated with the term loan and revolving debt facilities of Simply Good Foods. The predecessor entity had $337.2 million outstanding as of August 27, 2016 while the successor entity had $200.0 million outstanding. The long-term debt of the predecessor entity accrued interest at 6.25% on the first lien and 9.75% on the second lien while the successor debt accrues interest at 3 month LIBOR and 4%. The significant reduction in outstanding principal, and lower interest rates, drive significant expense savings.

vi. Represents the effective income tax rate of 39.6%
vii. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation to its most directly comparable GAAP measure, see “Reconciliation of Adjusted EBITDA” below.

Comparison of Unaudited Results for the Thirteen Week Period Ended February 24, 2018 and the Supplemental Pro Forma Thirteen Week Period Ended February 25, 2017

For comparative purposes, we are presenting an unaudited statement of operations for the thirteen week period ended February 24, 2018, compared to unaudited supplemental pro forma statement of operations for the thirteen week period ended February 25, 2017. The following table presents, for the periods indicated, selected information from our supplemented unaudited pro forma condensed consolidated financial results, including information presented as a percentage of net sales:

	Historical		Pro Forma
	Successor		Predecessor
	unaudited		unaudited
	13-weeks ended		13-weeks ended
(in thousands)	February 24, 2018	% of sales	February 25, 2017	% of sales
Net sales	$109,347	100.0%	$102,308	100.0%
Cost of goods sold	59,090	54.0%	55,735	54.5%
Gross profit	50,257	46.0%	46,573	45.5%

Operating Expenses:
Distribution	5,391	4.9%	4,960	4.8%
Selling	4,975	4.5%	3,978	3.9%
Marketing	10,056	9.2%	10,030	9.8%
General and administrative	12,711	11.6%	12,103	11.8%
Depreciation and amortization	1,948	1.8%	1,914	1.9%
Business transaction costs	1,877	1.7%	—	—%
Gain in fair value change of contingent consideration - TRA liability	(3,668)	(3.4)%	—	—%
Other Expense	184	0.2%	58	0.1%
Total operating expenses	33,474	30.6%	33,043	32.3%

Income from operations	16,783	15.3%	13,530	13.2%

Other income (expense):
Changes in warrant liabilities	—	—%	—	—%
Interest expense	(3,093)	(2.8)%	(2,857)	(2.8)%
Gain (loss) on foreign currency transactions	601	0.5%	(108)	(0.1)%
Other income	312	0.3%	22	—%
Total other expense	(2,180)	(2.0)%	(2,943)	(2.9)%

Income before income taxes	14,603	13.4%	10,587	10.3%
Income tax (benefit) expense	(26,791)	(24.5)%	4,192	4.1%
Net income	$41,394	37.9%	$6,395	6.3%

Earnings per share from net income:
Basic	$0.59		$0.09
Diluted	$0.56		$0.09
Weighted average shares outstanding: (i)
Basic	70,582,573		70,582,573
Diluted	73,832,207		73,832,207

i. For comparability purposes the historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination.The Company has assumed the pro forma weighted average shares outstanding of the predecessor to be the same as the comparable period of the successor as the pro forma results of the predecessor is adjusted for the incremental difference in stock-based compensation and the treatment of the warrant liabilities. Prior to the Business Combination the predecessor had 508,219 shares of Common Stock outstanding.

Supplemental Unaudited Pro Forma Combined Twenty-Six Week Period Ended February 25, 2017

The following unaudited pro forma financial information has been prepared from the perspective of Atkins and for the twenty-six weeks ended February 25, 2017. The unaudited pro forma income statement presents the historical consolidated statement of operations of Atkins for the twenty-six weeks ended February 25, 2017, giving effect to the Business Combination as if it had occurred on August 28, 2016.

The unaudited pro forma financial statements give effect to the Business Combination in accordance with the acquisition method of accounting for business combinations. The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma financial information is for illustrative purposes only. The financial results may have been different if the Business Combination actually been completed sooner. You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have been achieved if the Business Combination been completed as of the beginning of fiscal 2017.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Pro Forma Twenty-Six Week Period Ended February 25, 2017
(In thousands)

	Unaudited Historical (i)			Pro Forma
	(Predecessor)			Unaudited
	26-weeks ended	Pro Forma Adjustments		26-weeks ended
(in thousands)	February 25, 2017			February 25, 2017
Net sales	$202,111	$—		$202,111
Cost of goods sold	106,826	—		106,826
Gross profit	95,285	—		95,285

Operating Expenses:
Distribution	9,329	—		9,329
Selling	8,271	—		8,271
Marketing	19,236	—		19,236
General and administrative	21,699	681	ii	22,380
Depreciation and amortization	4,927	(1,121)	iii	3,806
Other expense	58	—		58
Total operating expenses	63,520	(440)		63,080

Income from operations	31,765	440		32,205

Other income (expense):
Change in warrant liabilities	(397)	397	iv	—
Interest expense	(13,629)	7,674	v	(5,955)
Gain (loss) on foreign currency transactions	(718)	—		(718)
Other income	199	—		199
Total other expense	(14,545)	8,071		(6,474)

Income before income taxes	17,220	8,511		25,731
Income tax (benefit) or expense	6,970	3,219	vi	10,189
Net income	$10,250	$5,292		$15,542

Other Financial Data (Unaudited):
Adjusted EBITDA (ix)	$40,360			$40,360

i. The amounts presented represent the Predecessor’s historical GAAP results of operations.
ii. The adjustment represents the incremental stock-based compensation expense under the new Simply Good Foods omnibus incentive plan.
iii. The adjustment reflects the difference in the intangible asset amortization expense associated with the allocation of purchase price to intangible assets due to the Business Combination. The amortization expense decreased as more indefinite lived intangible assets were identified for the successor entity than the predecessor entity. The amount of amortizable intangible assets identified in the Business Combination decreased from $125.8 million to $88.0 million.

iv. Simply Good Foods warrants are not liabilities and are accounted for as equity warrants. To make the periods comparable the adjustment represents the corresponding reversal of the predecessor fair value adjustment of expense.

v. The adjustment represents the expected interest expense associated with the term loan and revolving debt facilities of Simply Good Foods. The predecessor entity had $337.2 million outstanding as of August 27, 2016 while the successor entity had $200.0 million outstanding. The long-term debt of the predecessor entity accrued interest at 6.25% on the first lien and 9.75% on the second lien while the successor debt accrues interest at 3 month LIBOR and 4%. The significant reduction in outstanding principal, and lower interest rates, drive significant expense savings.

vi. Represents the effective income tax rate of 39.6%
vii. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation to its most directly comparable GAAP measure, see “Reconciliation of Adjusted EBITDA” below.

Comparison of Unaudited Results for the Twenty-Six Week Period Ended February 24, 2018 and the Supplemental Pro Forma Twenty-Six Week Period Ended February 25, 2017

For comparative purposes, we are presenting an unaudited statement of operations for the twenty-six week period ended February 24, 2018, compared to unaudited supplemental pro forma statement of operations for the twenty-six week period ended February 25, 2017. The following table presents, for the periods indicated, selected information from our supplemented unaudited pro forma condensed consolidated financial results, including information presented as a percentage of net sales:

	Historical		Pro Forma
	Successor		Predecessor
	unaudited		unaudited
	26-weeks ended		26-weeks ended
(in thousands)	February 24, 2018	% of sales	February 25, 2017	% of sales
Net sales	$215,934	100.0%	$202,111	100.0%
Cost of goods sold	112,920	52.3%	106,826	52.9%
Gross profit	103,014	47.7%	95,285	47.1%

Operating Expenses:
Distribution	10,208	4.7%	9,329	4.6%
Selling	8,878	4.1%	8,271	4.1%
Marketing	19,906	9.2%	19,236	9.5%
General and administrative	24,790	11.5%	22,380	11.1%
Depreciation and amortization	3,882	1.8%	3,806	1.9%
Business transaction costs	1,877	0.9%	—	—%
Gain in fair value change of contingent consideration - TRA liability	(3,026)	(1.4)%	—	—%
Other Expense	430	0.2%	58	—%
Total operating expenses	66,945	31.0%	63,080	31.2%

Income from operations	36,069	16.7%	32,205	15.9%

Other income (expense):
Changes in warrant liabilities	—	—%	—	—%
Interest expense	(6,112)	(2.8)%	(5,955)	(2.9)%
Gain (loss) on foreign currency transactions	956	0.4%	(718)	(0.4)%
Other income	398	0.2%	199	0.1%
Total other expense	(4,758)	(2.2)%	(6,474)	(3.2)%

Income before income taxes	31,311	14.5%	25,731	12.7%
Income tax (benefit) expense	(20,301)	(9.4)%	10,189	5.0%
Net income	$51,612	23.9%	$15,542	7.7%

Earnings per share from net income:
Basic	$0.73		$0.22
Diluted	$0.71		$0.21
Weighted average shares outstanding: (i)
Basic	70,576,744		70,576,744
Diluted	72,605,705		72,605,705

i. For comparability purposes the historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination.The Company has assumed the pro forma weighted average shares outstanding of the predecessor to be the same as the comparable period of the successor as the pro forma results of the predecessor is adjusted for the incremental difference in stock-based compensation and the treatment of the warrant liabilities. Prior to the Business Combination the predecessor had 508,219 shares of Common Stock outstanding.

Reconciliation of Adjusted EBITDA
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines Adjusted EBITDA (earnings before interest, tax, depreciation, and amortization) as net income (loss) before interest expense, income tax expense, depreciation and amortization with further adjustments to exclude the following items: stock-based compensation and warrant expense, transaction costs and IPO readiness costs, restructuring costs, management fees, frozen media licensing fees, transactional exchange impact, change in fair value of contingent consideration - TRA liability, business transaction costs, and other non-core expenses. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted EBITDA are appropriate to provide additional information to investors and reflects more accurately operating results of the on-going operations. Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in calculation.
The following unaudited tables below provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, which is net income (loss), for the thirteen week periods ended February 24, 2018 (Successor), February 25, 2017 (Predecessor), and pro forma period ended February 25, 2017.

Adjusted EBITDA Reconciliation: (in thousands)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended
	February 24, 2018	February 25, 2017	February 25, 2017
	(Successor)	(Predecessor)	(Pro Forma)
Net income	$41,394	$3,463	$6,395
Interest	3,093	6,566	2,857
Taxes Expense (Gain)	(26,791)	2,071	4,192
Depreciation/Amortization	1,948	2,474	1,914
EBITDA	19,644	14,574	15,358
Business transaction costs	1,877	—	—
Stock-based compensation and warrant expense	899	1,656	872
Transaction Fees / IPO Readiness	—	548	548
Restructuring	184	57	57
Roark Management Fee	—	551	551
Frozen Licensing Media	62	335	335
Non-core legal costs	403	272	272
Gain in fair value change of contingent consideration - TRA liability	(3,668)	—	—
Other (1)	(594)	116	116
Adjusted EBITDA	$18,807	$18,109	$18,109
_____________________ (1) Other items consist principally of exchange impact of foreign currency transactions as well as minor impacts of channel inventory returns

The following unaudited tables below provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, which is net income (loss), for the twenty-six week periods ended February 24, 2018 (Successor), February 25, 2017 (Predecessor), and pro forma period ended February 25, 2017.

Adjusted EBITDA Reconciliation: (in thousands)	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	February 24, 2018	February 25, 2017	February 25, 2017
	(Successor)	(Predecessor)	(Pro Forma)
Net income	$51,612	$10,250	$15,542
Interest	6,112	13,629	5,955
Taxes Expense (Gain)	(20,301)	6,970	10,189
Depreciation/Amortization	3,882	4,927	3,806
EBITDA	41,305	35,776	35,492
Business transaction costs	1,877	—	—
Stock-based compensation and warrant expense	1,967	1,460	1,744
Transaction Fees / IPO Readiness	—	556	556
Restructuring	430	57	57
Roark Management Fee	—	981	981
Frozen Licensing Media	125	335	335
Non-core legal costs	779	455	455
Gain in fair value change of contingent consideration - TRA liability	(3,026)	—	—
Other (1)	(940)	740	740
Adjusted EBITDA	$42,517	$40,360	$40,360
_____________________ (1) Other items consist principally of exchange impact of foreign currency transactions as well as minor impacts of channel inventory returns